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                                                                     EXHIBIT 4.2



                        DIGITAL GENERATION SYSTEMS, INC.

                         SUPPLEMENTAL STOCK OPTION PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT


       Unless otherwise defined herein, the terms defined in the Supplemental Stock Option Plan (the "Plan") shall have the same defined meanings in this Option Agreement.

I.     NOTICE OF STOCK OPTION GRANT

(name)
____________________________________________________
____________________________________________________

       You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

       Grant Date                                  (grant date)

       Vesting Commencement Date                   (vest commence date)

       Exercise Price per Share                    $(price)

       Total Number of Shares Granted              (shares)

       Total Exercise Price                        $(total price)

       Term/Expiration Date:                       (expiration date)


       Vesting Schedule:

       This Option may be exercised, in whole or in part, in accordance with the following schedule:

       25% of the Shares subject to the Option on the first anniversary of the Vesting Commencement Date, and 1/36 of the remaining Shares subject to the Option at the end of each month thereafter.
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       Termination Period:

       This Option may be exercised for thirty days after termination of the Optionee's Continuous Status as an Employee or Consultant. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In the event of the Optionee's change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.    AGREEMENT

       1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

       2.     Exercise of Option.

              (a) Right to Exercise. This Option is exercisable during its term in accordance with the vesting schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

              (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

              No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.





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       3.     Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

              (a)    cash; or

              (b)    check; or

              (c) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

       4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

       5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

       6. Tax Consequences. Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              (a)    Exercising the Option.

                     Nonstatutory Stock Option ("NSO"). The Optionee may incur regular federal income tax and California income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

              (b)    Disposition of Shares.

                     NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.





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       7.     Entire Agreement; Governing Law.  The Plan and this Option
Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by California law except for that body of law pertaining to conflict of laws.

       8. NO GUARANTEE OF EMPLOYMENT. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.





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       By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below and to obtain and deliver to the Company a copy of the attached Consent of Spouse signed by any current or future spouse of the Optionee promptly after signing this Option Agreement, marrying, or re-marrying, as the case may be.


OPTIONEE:                                  DIGITAL GENERATION SYSTEMS, INC.



____________________________________       By: _________________________________
(name)

                                           Title: ______________________________


____________________________________
Residence Address

____________________________________





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                               CONSENT OF SPOUSE

       The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                        _______________________________________
                                        Spouse of Optionee





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                                   EXHIBIT A

                         SUPPLEMENTAL STOCK OPTION PLAN

                                EXERCISE NOTICE

Digital Generation Systems, Inc.
875 Battery Street
Second Floor
San Francisco, CA 94111
Attention:  Secretary

       1. Exercise of Option. Effective as of today, ________________, 19___, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Exercised Shares") of the Common Stock of Digital Generation Systems, Inc. (the "Company") under and pursuant to the Supplemental Stock Option Plan (the "Plan") and the Nonstatutory Stock Option Agreement dated ______________, 19___ (the "Option Agreement"). The purchase price for the Exercised Shares shall be $_________, as required by the Option Agreement.

       2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Exercised Shares.

       3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

       4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Exercised Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. A share certificate for the number of Exercised Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

       5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Exercised Shares and that Purchaser is not relying on the Company for any tax advice.

       6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser.
This Exercise Notice is governed by California law except for that body of law pertaining to conflict of laws.





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Submitted by:                              Accepted by:

PURCHASER:                                 DIGITAL GENERATION SYSTEMS, INC.


_________________________________          By: _________________________________
Signature

_________________________________          Its: ________________________________
Print Name


Address:                                   Address:

_________________________________          875 Battery Street
                                           Second Floor
_________________________________          San Francisco, CA 94111





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